                                                                      EXHIBIT 11

           HEALTHDYNE INFORMATION ENTERPRISES, INC. AND SUBSIDIARIES

             STATEMENT OF COMPUTATION OF PER SHARE EARNINGS (LOSS)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                     FOR THE
                                                   PERIOD FROM
                                                  JUNE 15, 1994
                                                    (DATE OF
                                                  INCORPORATION)                    SIX MONTHS ENDED
                                                       TO           YEAR ENDED          JUNE 30,
                                                  DECEMBER 31,     DECEMBER 31,    -------------------
                                                      1994             1995         1995        1996
                                                  -------------    ------------    -------     -------
Net earnings (loss).............................     $(1,265)        $ (9,983)     $(1,889)    $   366
                                                     =======          =======      =======     =======
Primary shares:
  Weighted average number of common shares
     outstanding................................      15,500           15,653       15,500      16,815
  Additional shares issuable from assumed
     exercise of options........................          --(1)            --(1)        --(1)    1,874
                                                     -------          -------      -------     -------
                                                      15,500           15,653       15,500      18,689
                                                     =======          =======      =======     =======
Net earnings (loss) per common share and common
  share equivalent..............................     $  (.08)        $   (.64)     $  (.12)    $   .02
                                                     =======          =======      =======     =======
Fully diluted shares:
  Weighted average number of common shares
     outstanding per primary computation
     above......................................      15,500           15,653       15,500      18,689
  Additional shares issuable from assumed
     exercise of options........................          --(1)            --(1)        --(1)       --
                                                     -------          -------      -------     -------
                                                      15,500           15,653       15,500      18,689
                                                     =======          =======      =======     =======
Net earnings (loss) per common share and common
  share equivalent..............................     $  (.08)        $   (.64)     $  (.12)    $   .02
                                                     =======          =======      =======     =======

- ---------------

(1) Since stock options are antidilutive to the loss per common share calculations, stock options are not considered in such loss per share calculations.